1Q 2021 Preliminary Results Exhibit 99.2 Ally Financial Inc. 1Q 2021 Earnings Review April 16, 2021 Contact Ally Investor Relations at (866) 710-4623 or investor.relations@ally.com 1

1Q 2021 Preliminary Results

Forward-Looking Statements and Additional Information

This presentation and related communications should be read in conjunction with the financial statements, notes, and other information contained in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This information is preliminary and based on company and third-party data available at the time of the presentation or related communication.

This presentation and related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as statements about future effects of COVID-19 and our ability to navigate them, the outlook for financial and operating metrics and performance, and future capital allocation and actions. Forward-looking statements often use words such as "believe," "expect," "anticipate," "intend," "pursue," "seek," "continue," "estimate," "project," "outlook," "forecast," "potential," "target," "objective," "trend," "plan," "goal," "initiative," "priorities," or other words of comparable meaning or future-tense or conditional verbs such as "may," "will," "should," "would," or "could." Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2020, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our "SEC filings"). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings.

This presentation and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to U.S. generally accepted accounting principles ("GAAP"). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the presentation.

Unless the context otherwise requires, the following definitions apply. The term "loans" means the following consumer and commercial products associated with our direct and indirect financing activities: loans, retail installment sales contracts, lines of credit, and other financing products excluding operating leases. The term "operating leases" means consumer- and commercial-vehicle lease agreements where Ally is the lessor and the lessee is generally not obligated to acquire ownership of the vehicle at lease-end or compensate Ally for the vehicle's residual value. The terms "lend," "finance," and "originate" mean our direct extension or origination of loans, our purchase or acquisition of loans, or our purchase of operating leases, as applicable. The term "consumer" means all consumer products associated with our loan and operating-lease activities and all commercial retail installment sales contracts. The term "commercial" means all commercial products associated with our loan activities, other than commercial retail installment sales contracts. The term "partnerships" means business arrangements rather than partnerships as defined by law.

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1Q 2021 Preliminary Results

GAAP and Core Results: Quarterly

($ millions except per share data)	1Q 21	4Q 20	3Q 20	2Q 20	1Q 20
GAAP net income (loss) attributable to common shareholders (NIAC)	$ 796	$ 687	$ 476	$ 241	$ (319)
Core net income (loss) attributable to common shareholders (1)(2)	$ 790	$ 606	$ 473	$ 228	$ (166)
GAAP earnings per common share (EPS) *(basic or diluted as applicable, NIAC)*	$ 2.11	$ 1.82	$ 1.26	$ 0.64	$ (0.85)
Adjusted EPS (1)(3)	$ 2.09	$ 1.60	$ 1.25	$ 0.61	$ (0.44)
Return (NIAC) on GAAP shareholder's equity	21.7%	19.1%	13.6%	7.1%	-9.1%
Core ROTCE (1)(4)	24.1%	18.7%	15.2%	7.6%	-5.4%
GAAP common shareholder's equity per share	$ 39.34	$ 39.24	$ 37.78	$ 36.98	$ 36.23
Adjusted tangible book value per share (Adjusted TBVPS) (1)(5)	$ 36.16	$ 36.05	$ 34.56	$ 33.73	$ 32.80
Efficiency ratio	48.7%	51.6%	53.7%	61.2%	65.2%
Adjusted efficiency ratio (1)(6)	44.4%	49.8%	47.3%	52.5%	52.3%
GAAP total net revenue	$ 1,937	$ 1,981	$ 1,684	$ 1,609	$ 1,412
Adjusted total net revenue (1)(7)	$ 1,930	$ 1,879	$ 1,680	$ 1,528	$ 1,606
Effective tax rate	21.0%	19.7%	24.8%	28.2%	22.5%

(1) *The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Adjusted earnings per share (Adjusted EPS), Core pre-tax income (loss), Core net income (loss) attributable to common shareholders, Core return on tangible common equity (Core ROTCE), Adjusted efficiency ratio, Adjusted total net revenue, Net financing revenue (excluding Core OID), Adjusted other revenue, Adjusted noninterest expense, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), and Adjusted tangible book value per share (Adjusted TBVPS). These measures are used by management and we believe are useful to investors in assessing the company's operating performance and capital. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms, and Reconciliation to GAAP later in this document.*

(2) *Core net income (loss) attributable to common shareholders is a non-GAAP financial measure. See page 28 for definition and 29 for calculation methodology.*

(3) *Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure. See page 29 for definition and calculation methodology.*

(4) *Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure. See page 31 for definition and calculation methodology.*

(5) *Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure. See page 30 for definition and calculation methodology.*

(6) *Adjusted efficiency ratio is a non-GAAP financial measure. See page 32 for definition and calculation methodology.*

(7) *Adjusted total net revenue is a non-GAAP financial measure. See page 34 for calculation methodology.*

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1Q 2021 Preliminary Results Ally: Consistent Priorities and Focus ‘Do It Right’ Culture and Values Customers: Relentless customer-focus | Dealers, consumers & commercial clients Employees: Continuous prioritization of the well-being of our teammates Communities: Driving meaningful and lasting change, including through the Ally Foundation Driving long-term, enhanced value for all of our stakeholders 4

1Q 2021 Preliminary Results

1Q 2021 Highlights

Delivering Results | Long-term Focus

$2.09	24.1%	$1.93B	11.1%
Adjusted EPS(1)	Core ROTCE(1)	Adjusted Total Net Revenue(1)	Preliminary CET1 Capital Ratio

- Resumed buybacks in 1Q, on track with 2021 share repurchase program of up to $1.6B | Announced 2Q dividend of $0.19

Auto & Insurance: Leading, Adaptable Partner | Comprehensive Capabilities & Products

- Consumer auto originations of $10.2B | Sourced from 3.3M decisioned applications
- 7.21% estimated retail auto originated yield(2) | 0.53% retail auto net charge-offs
- Insurance written premiums of $333M | Diversified investment income trends remained strong

Ally Bank: Leading, All-Digital Platform | Ongoing Momentum Across Products

- $128.4B retail deposit balances, ↑ 21% YoY | 1Q'21 retail growth of $4.0B | 2.33M deposit customers, ↑ 14% YoY
- Ally Home®: $1.8B direct-to-consumer originations, ↑ 145% YoY
- Ally Invest: $14.5B net customer assets, ↑ 93% YoY | 425k self-directed accounts, ↑ 14% YoY
- Ally Lending: $211M gross originations, ↑ 179% YoY | Active merchant locations ↑ 52% YoY | Retail launch expected in 2Q
- Corporate Finance: $6.3B HFI portfolio, ↑ 5% QoQ | Stable credit, favorable syndication activity

(1) Represents a non-GAAP financial measure. See pages 29, 31, and 34 for calculation methodology and details.
(2) Estimated Retail Auto Originated Yield is a forward-looking non-GAAP financial measure. See page 28 for details.
Note: Ally Bank, Member FDIC and Equal Housing Lender, offers mortgage lending, point-of-sale personal lending, and a variety of deposit and other banking products, including savings, money-market, and checking accounts, CDs, and IRAs. Additionally, we offer securities-brokerage and investment-advisory services through Ally Invest.

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1Q 2021 Preliminary Results

Quarterly Core Metric Trends

Adjusted Earnings Per Share(1)


$0.68
$0.83
$0.91
$0.92
$0.80
$0.97
$1.01
$0.95
($0.44)
$0.61
$1.25
$1.60
$2.09
1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21

(1) Represents a non-GAAP financial measure. See page 29 for calculation methodology and details.

Adjusted Total Net Revenue(2)

($ millions)


$1,463
$1,471
$1,521
$1,556
$1,535
$1,557
$1,620
$1,622
$1,606
$1,528
$1,680
$1,879
$1,930
$394
$356
$392
$393
$396
$393
$424
$458
$451
$465
$471
$567
$548
$1,069
$1,115
$1,129
$1,163
$1,139
$1,164
$1,195
$1,164
$1,154
$1,063
$1,209
$1,312
$1,382
1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21
Net financing revenue (ex. Core OID)
Adjusted other revenue

(2) Represents a non-GAAP financial measure. See page 34 for calculation methodology and details.

Total Deposits

($ billions)


$97
$99
$101
$106
$113
$116
$119
$121
$122
$131
$135
$137
$140
$16
$17
$17
$17
$18
$18
$18
$17
$16
$15
$14
$13
$11
$82
$82
$85
$89
$95
$99
$101
$104
$106
$116
$121
$124
$128
1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21
Retail Deposits
Brokered / Other

Note: Brokered includes sweep deposits. Other includes mortgage escrow and other deposits. Numbers may not foot due to rounding.

Adjusted Tangible Book Value per Share(3)


$27.4
$28.1
$28.6
$29.9
$31.4
$33.6
$34.7
$35.1
$32.8
$33.7
$34.6
$36.1
$36.2
CECL Day 1 Impact:
$2.7/share
1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21

(3) Represents a non-GAAP financial measure. See page 30 for calculation methodology and details.

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1Q 2021 Preliminary Results Ally Auto & Insurance: Agile Market Leader # # # 1 1 1 Top-3 Leading Prime Auto Bank Floorplan Retail Auto Loan Used Auto Insurance Provider (4) (1) (2) (3) Lender Lender Outstandings Lender (F&I, P&C Products) Extensive Dealer Reach Enhanced Tech, Data & Digital Skilled, Experienced Teams Engage 95%+ of U.S. Franchised Dealers Digital Self-Service Customer Portals Dedicated Underw riters & Field Reps Partnering w ith emerging players (e.g., Carvana) All-Digital SmartAuction Platform Focused Customer Care & Servicing Ops Dealer Relationships Consumer Applications High-Touch + High-Tech Capabilities Active U.S. Dealers Annual Decisioned Volume Approved Apps: Auto-Decision % 19.0K +53% 12.1M +3.2X 69% +30pp 10.6M 16.2K 39% 3.7M 26% 12.4K 2010 2015 2020 2010 2015 1Q 21 2010 2015 1Q 21 Large, Addressable U.S. Auto Market High Consumer Utility and Priority Auto Debt portion of Auto Loan & Lease Auto Payment Priority within Annual Loan & Lease # # $ $ or (7) (5) 9-10% (8) (6) 1 2 1.3T Total Consumer Debt Outstanding Balances 600B+ Consumer Payment Waterfall Origination Volume Note: see page 36 for footnotes. 7

1Q 2021 Preliminary Results

Ally Bank: Leading, Growing, All-Digital Disruptor

#1	$128B	12	48
Largest All-Digital, Direct U.S. Bank(1)	Retail Deposit Balances	Consecutive Years of Deposit Growth	Consecutive Quarters of Customer Growth

Ally Bank Customers

Retail Depositors: Consistent, accelerating growth



20%+ CAGR
2.33M
324K
2010
2016
1Q 21

Ally Invest

New Funded Accounts: 50-60% sourced from existing depositors



+86%
425K
228K
Acquired: 2Q'16
1Q'18
1Q'20
1Q'21

Ally Home

Originations: 45-60% sourced from existing depositors



+6X FY'17
$1.8B
$0.3B
Launched: 1Q'17
1Q'18
1Q'20
1Q'21

Ally Lending

PoS Originations: Healthcare (4Q'19), Home Improvement (2Q'20) & Retail (est. 2Q'21)



+159%
$211M
$82M
Acquired: 4Q'19
1Q'20
4Q'20
1Q'21

Ongoing momentum demonstrates Ally's strong value and established brand

(1) see page 36 for footnotes.

Note: Ally Bank, Member FDIC and Equal Housing Lender, offers mortgage lending, point-of-sale personal lending, and a variety of deposit and other banking products, including savings, money-market, and checking accounts, CDs, and IRAs. Additionally, we offer securities-brokerage and investment-advisory services through Ally Invest.

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1Q 2021 Preliminary Results 1Q 2021 Financial Results Inc / (Dec) v. ($ millions; except per share data) 1Q 21 4Q 20 1Q 20 4Q 20 1Q 20 (1) $ 1,382 $ 1,312 $ 1,154 $ 69 $ 227 Net financing revenue (ex. Core OID) (1) (1 0) (9) (8) (0) (1) Core OID Net financing revenue $ 1,372 $ 1,303 $ 1,146 $ 69 $ 226 (1) Adjusted other revenue 548 567 451 (18) 97 (2) 17 111 (1 85) (95) 202 Change in fair value of equity securities Other revenue 565 678 266 (113) 299 Provision for credit losses (13) 102 903 (115) (916) Noninterest expense 943 1,023 920 (80) 23 Pre-tax income (loss) $ 1,007 $ 856 $ (411) $ 151 $ 1 ,418 Income tax expense 211 169 (9 2) 42 303 Net income (loss) $ 796 $ 687 $ (319) $ 109 $ 1,115 GAAP EPS (diluted) $ 2 .11 $ 1.82 $ (0.85) $ 0.29 $ 2.96 Core OID, net of tax 0 .02 0.02 0.02 0.00 0.00 Change in fair value of equity securities, net of tax (0.03) (0.23) 0 .39 0.20 (0.42) (3) $ 2 .09 $ 1.60 $ (0.44) $ 0.49 $ 2.54 Adjusted EPS (1) Represents a non-GAAP financial measure. For calculation methodology see page 33. (2) See page 35 for details. (3) Represents a non-GAAP financial measure. For calculation methodology see page 29. 9

1Q 2021 Preliminary Results

Balance Sheet and Net Interest Margin

($ millions)	1Q 21		4Q 20		1Q 20	
	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield
Retail Auto Loan	$ 73,500	6.66%	$ 73,401	6.57%	$ 72,550	6.54%
Retail Auto Loan (ex. hedge impact)		*6.90%*		*6.83%*		*6.66%*
Auto Lease (net of depreciation)	9,831	8.57%	9,587	7.82%	9,078	5.22%
Commercial Auto	21,341	3.49%	22,418	3.34%	30,472	4.11%
Corporate Finance	6,338	5.14%	6,203	5.69%	6,088	6.27%
Mortgage (1)	14,310	2.74%	15,445	2.74%	17,296	3.45%
Consumer Other (2)	444	14.95%	366	16.68%	225	13.52%
Cash and Cash Equivalents	15,363	0.10%	17,758	0.10%	4,853	1.16%
Investment Securities & Other	34,996	1.55%	33,331	1.70%	32,858	2.79%
Total Earning Assets	**$ 176,123**	**4.44%**	**$ 178,509**	**4.34%**	**$ 173,420**	**4.88%**
Unsecured Debt (3)(6)	$ 12,910	5.42%	$ 12,735	5.45%	$ 12,182	6.32%
Secured Debt	3,793	3.35%	5,289	3.07%	9,193	2.82%
Deposits (4)	137,718	0.90%	135,642	1.08%	121,217	1.97%
Other Borrowings (5)	6,307	2.47%	9,462	2.18%	17,302	2.34%
Total Funding Sources (3)	**$ 160,728**	**1.38%**	**$ 163,128**	**1.55%**	**$ 159,894**	**2.39%**
NIM (ex. Core OID) (3)	**3.18%**		**2.92%**		**2.68%**	
NIM (as reported)	**3.16%**		**2.90%**		**2.66%**	

(1) Mortgage includes held-for-investment (HFI) loans from the Mortgage Finance segment and the HFI legacy mortgage portfolio in run-off at the Corporate and Other segment.
(2) 'Consumer Other' consists of unsecured consumer lending from point-of-sale financing.
(3) Represents a non-GAAP financial measure. Excludes Core OID and Core OID balance. See page 34 calculation methodology.
(4) Includes retail, brokered (inclusive of sweep deposits) and other deposits (inclusive of mortgage escrow and other deposits).
(5) Includes: Demand Notes (Ally terminated the demand note program and redeemed all outstanding demand notes, Ally had $2.1B of outstandings as of 12/31/2020), FHLB borrowings and Repurchase Agreements.
(6) Includes trust preferred securities.

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1Q 2021 Preliminary Results Deposits • Total Deposits of $140 billion, up 14% YoY Retail Deposit Balances ($ billions, EoP) Retail Brokered / Other Customer Retention Rate – Retail deposits of $128 billion, up $4 billion QoQ $140 $137 $135 – Brokered deposits declined $5 billion YoY $131 $122 $11 $13 $14 $15 $16 • 2.33 million retail deposit customers, up 14% YoY 96% 96% 96% 96% 96% – Customer retention of 96% remained strong $128 $124 $121 $116 $106 – 83 thousand net new customers drove 53% of balance growth in 1Q 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 – 69% of 1Q new customers and 53% of total customers from Millennial and younger generations Note: Brokered includes sweep deposits. Other includes mortgage escrow and other deposits. See page 35 for Customer Retention Rate definition. Numbers may not foot due to rounding. Deposit Mix & Retail Portfolio Rate Retail Deposit Customers Multi-relationship customers (thousands) Brokered / Other Retail CD MMA/OSA/Checking Avg. Retail Portfolio Interest Rate 2,334 83 39 78 3.00% 94 71 30 2.50% 72 49% 62% 58% 53% 56% 100 2.00% 120 1.88% 72 1.64% 57 1.50% 41 59 1.26% 41 52 1.00% 38% 0.97% 49 8% 36% 0.81% 28 56 7% 1,105 34% 33% 41 5% 0.50% 43 3% 30% 2% 13% 11% 10% 9% 8% 0.00% 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2016 2017 2018 2019 2020 '21 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 Note: Brokered includes sweep deposits. Other includes mortgage escrow and other deposits. Note: Multi-relationship customers represent Deposit Customers with an Ally Invest or Ally Home relationship. 11

1Q 2021 Preliminary Results

Capital Ratios and Shareholder Distributions

- **Preliminary 1Q 2021 CET1 ratio of 11.1%**
- **Ally Board of Directors approved 2Q 2021 common dividend of $0.19 per share**
- **Resumed share buyback program in 1Q 2021**
  - Aligned with Federal Reserve guidelines, Ally repurchased[1] $219 million of common shares during 1Q; remain on track to execute 2021 share repurchase program of up to $1.6 billion
  - Federal Reserve intends to end temporary restrictions on dividends & share repurchase activity after June 30th, 2021

Capital Ratios and Risk-Weighted Assets



($ billions)
12.8%
10.9%
9.3%
$146
13.8%
11.9%
10.1%
$137
14.1%
12.1%
10.4%
$138
14.1%
12.4%
10.6%
$140
14.6%
12.8%
11.1%
$139
1Q 20
2Q 20
3Q 20
4Q 20
1Q 21
Risk-Weighted Assets ($B)
Total Capital Ratio
Tier 1 Ratio
CET1 Ratio

Note: For more details on the final rule to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, to delay and subsequently phase-in its impact, see page 35 for details.

Capital Deployment Actions

Outstanding Shares *(# millions)*



484
475
467
462
452
444
437
433
426
417
405
400
393
384
374
373
374
374
375
372
2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q
2016
2017
2018
2019
2020
'21

Dividend Per Share



8¢ 8¢ 8¢ 8¢
12¢ 12¢
13¢ 13¢
15¢ 15¢
17¢ 17¢ 17¢ 17¢
19¢ 19¢ 19¢ 19¢ 19¢
2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q
2016
2017
2018
2019
2020
'21

(1) Repurchased common shares include shares withheld to cover income taxes owed by participants related to share-based incentive plans. Excludes commissions.

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1Q 2021 Preliminary Results Asset Quality: Key Metrics Consolidated Net Charge-Offs (NCOs) Net Charge-Off Activity Allowance as % of Annualized NCOs Annualized NCO Rate ($ millions) Variance 900% 0.91% 0.90% Net Charge-Offs 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 850% 0.84% 800% 0.83% 0.80% 750% Retail Auto $ 271 $ 262 $ 137 $ 117 $ 186 $ 97 700% 0.70% 0.67% 650% 600% Commercial Auto 10 2 1 4 7 - 0.60% 0.58% 550% 0.56% 500% 0.50% Mortgage Finance - - - 1 2 1 450% 0.41% 400% 0.41% 0.40% 350% Corporate Finance 6 - 38 - (1) 14 691% 667% 300% 0.30% 250% 471% 200% 0.20% Ally Lending 5 4 4 2 4 8 414% 150% 305% 100% 0.10% (1) 176% Corp/Other (2) (2) (2) (2) - (2) 119% 50% 109% 0% 0.00% Total $ 290 $ 266 $ 178 $ 122 $ 198 $ 118 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 Note Ratios exclude loans measured at fair value and loans held-for-sale. (1) Corp/Other includes legacy Mortgage HFI portfolio. Retail Auto Net Charge-Offs Retail Auto Delinquencies (60+ DPD) 1.00% $500 $480 1.49% $460 1.44% $440 1.38% $420 $400 0.75% $380 0.66% 0.66% $360 $340 0.58% 0.56% $320 0.50% $300 0.47% 0.47% 1.01% $280 $260 $540 0.95% $240 $480 $478 $271 0.32% $220 $262 $428 $253 $405 $200 $350 $341 $180 0.76% $160 $233 $140 $172 $120 0.64% $186 $100 0.00% $137 0.53% $80 $117 $60 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 $40 $97 $20 $0 Delinquent Contracts ($M) Delinquency Rate 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 30+ DPD ($M and %) Net Charge-Offs ($M) Annualized NCO Rate 2.90% 3.32% 3.61% 3.19% 2.20% 2.25% 2.49% 1.43% $2,113 $2,428 $2,616 $2,322 $1,599 $1,658 $1,834 $1,059 Note: See page 35 for definition. Note: Includes accruing contracts only. Days-past-due (“DPD”) 13

1Q 2021 Preliminary Results Asset Quality: Coverage and Reserves Consolidated Coverage Ratio Retail Auto Coverage Ratio ($ billions) Reserve - $ Reserve - % ($ billions) Reserve - $ Reserve - % 2.87% 2.85% 2.78% 2.79% 4.09% 4.06% 2.54% 3.95% 3.91% 3.80% 2.03% 3.34% 0.99% $3.0 $3.0 $2.9 $2.8 $2.8 $3.4 $3.4 $3.2 $3.3 $3.2 1.49% $2.4 $2.6 $1.1 $1.3 4Q 19 CECL 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 4Q 19 CECL 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 Day 1 Day 1 Note: coverage rate calculations exclude fair value adjustment for loans in hedge accounting relationships. Note: coverage rate calculations exclude fair value adjustment for loans in hedge accounting relationships. Consolidated QoQ Reserve Walk ($ millions) All Other Incl. Net Charge-off ∆ in Portfolio 1 2 3 4Q’201Q’21 Macroeconomic Activity Size Reserve Reserve ($118) 1Q’21 NCOs $21 ($152) $3,152 $3,283 Primarily Favorable ↑ Retail Auto, ↑ Ally Lending, $118 Replenished Macro-economic Trends partly offset by ↓ Floorplan 14

1Q 2021 Preliminary Results Auto Finance Inc / (Dec) v. • Pre-tax income of $803 million, up $976 million YoY and up Key Financials ($ millions) 1Q 21 4Q 20 1Q 20 $240 million QoQ Net financing revenue $ 1,206 $ 53 $ 166 Total other revenue 62 6 15 – Net financing revenue up YoY and QoQ due to higher retail revenue and higher off-lease vehicle gains Total net revenue 1,268 59 181 Provision for credit losses (22) (108) (788) (1) – Provision expense reflects strong consumer and commercial Noninterest expense 487 (73) (7) performance and improved economic trends Pre-tax income $ 803 $ 240 $ 976 U.S. auto earning assets (EOP) $ 1 02,978 $ (3,245) $ (9,939) • Earning assets of $103.0 billion, down $9.9 billion YoY and Key Statistics down $3.2 billion QoQ Remarketing gains ($ millions) $ 64 $ (1) $ 62 Average gain per vehicle $ 2,114 $ (36) $ 1,993 – Commercial balances mainly driven by lower industry inventory levels Off-lease vehicles terminated (# units) 3 0,488 8 1 0,069 Application Volume (# thousands) 3,284 480 298 • Average gain per vehicle reflects strong consumer demand and lower industry inventories Retail Auto Trends Lease: Average Gain / (Loss) per Vehicle (2) Portfolio Yield (ex. hedge) Est. Retail Auto Originated Yield Retail Auto NCO % 2019 2020 2021 7.59% 7.55% 7.50% $3.0k 7.25% 7.21% 7.10% 7.07% 6.95% 6.81% $2.0k 6.90% 6.83% 6.83% 6.77% 6.74% 6.66% 6.66% 6.57% 6.46% $1.0k $0.0k 1.49% 1.44% 1.38% 1.32% 1.01% 0.95% 0.76% 0.64% 0.53% ($1.0k) 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec (1) For additional footnotes see page 36. 15 (2) Estimated Retail Auto Originated Yield is a forward-looking non-GAAP financial measure. See page 28 for details. Thousands

1Q 2021 Preliminary Results Auto Finance Key Metrics Consumer Originations Consumer Origination Mix ($ billions; % of $ originations) (% of $ originations) 691 687 690 686 685 685 $9.8 $10.2 $9.1 $9.1 49% 51% 55% 55% 56% $8.1 60% $7.2 51% 50% 48% 50% 44% 14% 13% 50% 13% 14% 13% 12% 27% 29% 29% 37% 29% 26% 32% 36% 31% 31% 28% 28% 12% 12% 12% 27% 24% 21% 23% 22% 11% 9% 22% 9% 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 New Retail Lease Used Nonprime % of Total Retail GM Stellantis Growth Retail Auto - Weighted average FICO Note: See page 35 for definitions. Note: See page 35 for definition. Consumer Assets Commercial Assets (Average balance, $ billions) (End of period, $ billions) $83.8 $82.9 $83.1 $81.1 $81.5 $81.5 $31.9 $9.9 $9.5 $9.6 $30.5 $9.1 $8.9 $9.1 $26.1 $5.6 $5.3 $22.4 $21.3 $21.3 $5.9 $5.8 $5.9 $5.7 $72.3 $72.5 $72.4 $73.5 $73.4 $73.8 $26.3 $25.1 $20.2 $16.6 $15.4 $15.6 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 Retail Lease Dealer Floorplan Other Dealer Loans Note: Held-for-investment (HFI) asset balances reflect the average daily balance for the quarter. 16

1Q 2021 Preliminary Results Insurance Inc / (Dec) v. • Pre-tax income of $141 million, up $246 million YoY and Key Financials ($ millions) 1Q 21 4Q 20 1Q 20 down $42 million QoQ reflecting change in fair value of Premiums, service revenue earned and other $ 281 $ (9) $ 2 equity securities VSC Losses 30 (2) (2) (1) • Core pre-tax income of $130 million, up $53 million YoY Weather Losses 6 4 (9) and up $57 million QoQ Other Losses 27 (1) - Losses and loss adjustment expenses 63 1 (11) – Earned premiums up YoY driven by consumer products, partially (2) Acquisition and underwriting expenses 190 6 8 offset by lower vehicle inventory exposure Total underwriting income (loss) 28 (16) 5 (1) – Seasonally higher reinsurance costs QoQ; renewed 2021 Investment income and other (adjusted) 102 73 48 reinsurance policy at favorable terms in early April (1) Core pre-tax income $ 130 $ 57 $ 53 (3) Change in fair value of equity securities 11 (99) 193 – Losses down YoY driven by lower weather losses Pre-tax income $ 141 $ (42) $ 246 – Investment income reflects higher realized investment gains Total assets (EOP) $ 9,221 $ 84 $ 801 primarily from equities portfolio Key Statistics - Insurance Ratios 1Q 21 4Q 20 1Q 20 • Written premiums of $333 million in 1Q 2021 Loss ratio 22.4% 21.6% 26.5% Underwriting expense ratio 67.1% 63.5% 65.1% – Reflects higher consumer products volume and rate partially offset Combined ratio 89.5% 85.1% 91.6% by lower vehicle inventories Insurance Investment Portfolio Insurance Written Premiums ($ billions, EOP) (($ $ m miilllilo io nn ss )) Fixed Income Securities Equity Securities Cash & Cash Equivalents and Other $390 $357 $370 $335 $333 $333 $350 $317 $314 $312 $6.3 $305 $330 $298 $310 $5.1 $5.2 $1.2 $267 $290 $0.9 $1.1 $270 $1.0 $250 $0.8 $0.9 $230 $4.0 $210 $3.2 $3.4 $190 $170 $150 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 (1) Represents a non-GAAP financial measure. See page 33 for calculation methodology and details. 17 For additional footnotes see page 36.

1Q 2021 Preliminary Results

Corporate Finance

- **Pre-tax income of $53 million, up $121 million YoY and down $11 million QoQ**
  - Net financing revenue down QoQ due to prepayment activity
  - Other revenue up QoQ from higher investment income
  - Provision decrease YoY driven primarily by COVID-19 macroeconomic impacts in the prior year
- **$6.3 billion held-for-investment portfolio, down 4% YoY driven by elevated PY revolver utilization**
  - Growth in unfunded commitments reflects steady originations; utilization levels remain low, supporting future loan growth
  - Credit remains strong – criticized and non-accrual loans below historical averages

Key Financials *($ millions)*	1Q 21	Inc / (Dec) v. 4Q 20	Inc / (Dec) v. 1Q 20
Net financing revenue	$ 71	$ (8)	$ 3
Adjusted total other revenue (1)	21	4	4
Adjusted total net revenue (1)	92	(4)	7
Provision for credit losses	13	4	(101)
Noninterest expense (2)	31	8	(4)
Core pre-tax income (1)	$ 48	$ (16)	$ 112
Change in fair value of equity securities (3)	5	5	9
Pre-tax income	$ 53	$ (11)	$ 121
Total assets (EOP)	$ 6,421	$ 313	$ (151)

Key Portfolio Metrics	52%	99.9%	~70%
	Asset Based Lending	First Lien	Loans with Libor Floors

Outstandings by Industry (as of 3/31/21)


Services
Manufacturing
Other
Construction 2%
Wholesale 3%
Chemicals & Metals 7%
Other 1%
Paper Printing & Publishing 1%
Food And Beverages 2%
Financial Services 24%
Health Services 21%
Other Services 20%
Retail Trade 1%
Auto & Transportation 10%
Machinery, Equip. Elect. 5%
Other Manufactured Prod. 3%

HFI Loans and Unfunded Commitments

(end of period balances, $ billions)


$2.5
$6.5
$3.5
$6.0
$3.8
$5.9
$4.1
$6.0
$4.7
$6.3
1Q 20
2Q 20
3Q 20
4Q 20
1Q 21
Held-for-investment loans
Unfunded Commitments

(1) Represents a non-GAAP financial measure. See page 33 for calculation methodology and details.
For additional footnotes see page 36.

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1Q 2021 Preliminary Results

Mortgage Finance

- **Pre-tax income of $23 million, up $11 million YoY and up $16 million QoQ**
  - Net financing revenue declined YoY reflecting ongoing elevated prepayment activity
  - Other revenue up YoY reflecting strong gain-on-sale margins
- **Direct-to-consumer (DTC) originations of $1.8 billion in 1Q 2021, up 145% YoY**
  - 45% of 1Q originations from Ally Bank deposit customers
  - 83% of origination units from refinance activity, up 17% YoY

Key Financials *($ millions)*	1Q 21	Inc / (Dec) v. 4Q 20	Inc / (Dec) v. 1Q 20
Net financing revenue	$ 23	$ 3	$ (15)
Total other revenue	40	3	30
Total net revenue	$ 63	$ 6	$ 15
Provision for credit losses	(4)	(7)	(5)
Noninterest expense[1]	44	(3)	9
Pre-tax income	$ 23	$ 16	$ 11
Total assets (EOP)	$ 12,923	$ (1,966)	$ (3,212)

Mortgage Finance HFI Portfolio	1Q 21	4Q 20	1Q 20
Net Carry Value ($ billions)	$ 12.4	$ 14.6	$ 15.9
Wtd. Avg. LTV/CLTV[2]	57.5%	60.1%	60.0%
Refreshed FICO	775	776	772

Mortgage Finance DTC Originations

($ billions)


$0.7
41%
59%
$1.2
55%
45%
$1.3
66%
34%
$1.4
62%
38%
$1.8
58%
42%
1Q 20
2Q 20
3Q 20
4Q 20
1Q 21
DTC - HFI
DTC - HFS

Mortgage Finance Held-for-Investment Assets

($ billions, EOP)


$15.9
$3.5
$12.4
$16.4
$3.9
$12.6
$15.2
$3.9
$11.3
$14.6
$3.9
$10.7
$12.4
$3.9
$8.5
1Q 20
2Q 20
3Q 20
4Q 20
1Q 21
Bulk
DTC

For footnotes see page 36.

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1Q 2021 Preliminary Results

Financial Outlook

Steady execution, delivering against our long-term strategic objectives

Progression of Core ROTCE[1]


9.1%
2020
Ongoing Optimization
✓ Strong Q1'21 results
✓ Positive Operating Leverage
✓ Expanding NIM (Lo/Mid 3%) and Net Financing Revenue
✓ Other Revenue (Lo/Mid $400 / qtr)
✓ Improving Credit Expectations
✓ Consistent Tax Rate (23-24%)
1Q'21 Reserve Reduction
15%+
2021
Sustained, Organic Growth
✓ Positive Operating Leverage
✓ Expanding NIM (Mid 3%) and Net Financing Revenue
✓ Steadily Expanding Other Revenue
✓ Stabilized Credit Trends
✓ Consistent Tax Rate (23-24%)
(assumes statutory U.S. Federal tax rate is unchanged at 21%)
~15%
2022-2023

(1) Represents a non-GAAP financial measure. See page 31 for details.

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1Q 2021 Preliminary Results Strategic Priorities ‘Do It Right’ Culture | Relentless Customer Focus | Steady, Long-term Execution Leading, adaptable Auto and Insurance Consumer businesses and digitally-based bank platform & Commercial Lender Ongoing customer growth & relationship Savings & deepening across scalable platforms Insurance Checking Sustainable, organic growth in expanded product offerings Servicing Efficient, disciplined risk management & capital & Customer Investing deployment Solutions Payments Long-term execution & sustainable results Delivering for All Stakeholders 21

1Q 2021 Preliminary Results Supplemental 22

1Q 2021 Preliminary Results Supplemental Results by Segment Inc / (Dec) v. Segment Detail ($ millions) 1Q 21 4Q 20 1Q 20 4Q 20 1Q 20 Automotive Finance $ 803 $ 563 $ (173) $ 240 $ 976 Insurance 141 183 (105) (42) 246 Dealer Financial Services $ 944 $ 746 $ (278) $ 198 $ 1 ,222 Corporate Finance 53 64 (68) (1 1) 121 Mortgage Finance 23 7 12 16 11 Corporate and Other (13) 39 (7 7) (52) 64 Pre-tax income (loss) from continuing operations $ 1 ,007 $ 856 $ (411) $ 151 $ 1 ,418 10 9 8 0 1 (1) Core OID (1 7) (111) 185 95 (2 02) (2) Change in fair value of equity securities (1) $ 246 $ 1,217 $ 1,000 $ 754 $ (217) Core pre-tax income (loss) (1) Represents a non-GAAP financial measure. See pages 33, and 34 for calculation methodology and details. 23 (2) See page 36 for additional footnotes

Supplemental
1Q 2021 Preliminary Results

Funding Profile Details

Funding Mix


Deposits
Secured Debt
FHLB / Other
Unsecured Debt
13%
9%
19%
59%
10%
15%
11%
64%
7%
13%
10%
70%
6%
13%
6%
75%
7%
4%
2%
87%
1Q 17
1Q 18
1Q 19
1Q 20
1Q 21

Ally Financial Rating Details

	LT Debt	ST Debt	Outlook	Date
Fitch	BBB-	F3	Stable	3/30/2021
Moody's	Ba1	Not Prime	Stable	5/12/2020
S&P	BBB-	A-3	Stable	3/25/2021
DBRS	BBB (Low)	R-3	Stable	3/4/2021

Note: Ratings and Outlook as of 3/31/2021. Our borrowing costs and access to the capital markets could be negatively impacted if our credit ratings are downgraded or otherwise fail to meet investor expectations or demands.

Unsecured Long-Term Debt Maturities[1]

Maturity Date	Coupon	Principal Amount Outstanding[2] (*$ billions*)
4/15/2021	4.25	$0.60
2022	4.32	$1.05
2023	2.09	$2.00
2024+[3]	6.27	$6.24

(1) Excludes retail notes, demand notes (terminated Ally's demand note programand redeemed all outstanding demand notes. Ally had $2.1B of outstandings as of 12/31/2020) and trust preferred securities; as of 3/31/2021.
(2) Reflects notional value of outstanding bond. Excludes total GAAP OID and capitalized transaction costs.
(3) Weighted average coupon based on notional value and corresponding coupon for all unsecured bonds as of January 1st of the respective year. Does not reflect weighted average interest expense for the respective year. 2024+ excludes ~$2.6 billion Trust Preferred securities (excluding OID/issuance costs).

Wholesale Funding Issuance

Term ABS and Term Unsecured Issuance


($ billions)
AART (Ally Bank - Retail Auto)
AMOT (Ally Bank - Floorplan)
AFIN (AFI-Retail Auto)
AART-SN (Ally Bank - Lease)
$7.9
$0.8
$4.0
$1.3
$1.8
$4.9
$2.5
$2.4
$6.5
$0.5
$1.4
$4.6
$7.3
$1.8
$2.6
$3.0
$3.5
$3.5
2015
2016
2017
2018
2019
2020
2021

Term Unsecured Issuance

2015	2016	2017	2018	2019	2020	2021
$5.4	$0.9	$0.0	$0.0	$0.8	$2.8	$0.0

Note: Term ABS shown includes funding amounts (notes sold) at new issue and does not include private offerings sold at a later date.

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Supplemental
1Q 2021 Preliminary Results

Corporate and Other

- **Corporate and Other activity reflects:**
  - Centralized asset and liability management
  - Corporate allocation activities
  - Legacy mortgage portfolio
  - Ally Invest and Ally Lending activities
- **Pre-tax loss of $13 million, up $64 million YoY and down $52 million QoQ**
  - Net financing revenue up QoQ and YoY from deposit pricing actions
  - Total other revenue down QoQ driven by activity in 4Q: Ally Ventures gain and Legacy mortgage portfolio gain on sale, partially offset by FHLB early retirement expense
  - Provision expense decrease primarily from a lower coverage rate at Ally Lending due to improved economic trends
  - Noninterest expense down QoQ primarily from the contribution to the Ally Charitable Foundation in 4Q and up YoY primarily from the build-out of Ally Lending
- **Total assets of $51.7 billion, up $11.9 billion YoY, driven by elevated cash balances**

Key Financials (*$ millions*)	1Q 21	Inc / (Dec) v. 4Q 20	Inc / (Dec) v. 1Q 20
Net financing revenue	$ 57	$ 14	$ 71
Total other revenue	58	(89)	(1)
Total net revenue	$ 115	$ (75)	$ 70
Provision for credit losses	-	(4)	(22)
Noninterest expense	128	(19)	28
Pre-tax (loss)	$ (13)	$ (52)	$ 64
Core OID [(1)]	10	0	1
Core pre-tax (loss) [(1)]	$ (3)	$ (52)	$ 65
Cash & securities	$ 45,746	$ 3,422	$ 13,186
Held-for-investment loans, net [(2)]	1,230	5	(490)
Intercompany loan [(3)]	(591)	239	(591)
Other [(4)]	5,363	845	(203)
Total assets	$ 51,748	$ 4,511	$ 11,902

Ally Invest Details (brokerage)	1Q 21	4Q 20	1Q 20
Net Funded Accounts (*thousands*)	425.1	405.9	373.1
Average Customer Trades Per Day (*thousands*)	80.9	60.1	43.9
Total Customer Cash Balances (*$ millions*)	$ 2,022	$ 2,085	$ 1,856
Total Net Customer Assets (*$ millions*)	$ 14,473	$ 13,445	$ 7,489

Ally Lending (*previously HCS*)	1Q 21	4Q 20	1Q 20
Gross Originations (*$ millions*)	$ 211	$ 177	$ 76
Held-for-investment loans (*$ millions*) (EOP)	$ 490	$ 407	$ 224
Portfolio yield	15.0%	16.7%	13.5%
NCO %	7.0%	4.7%	7.5%

(1) Represents a non-GAAP financial measure. See page 33 and 34 for calculation methodology and details.
See page 36 for additional footnotes.

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1Q 2021 Preliminary Results Supplemental Interest Rate Risk Sensitivities (1) Net Financing Revenue Sensitivity Analysis 1Q 21 4Q 20 (2) (2) Change in interest rates Gradual Instantaneous Gradual Instantaneous (3) -25 bps $ (44) $ (96) $ (3) $ (40) +100 bps $ (27) $ (9) $ 32 $ 68 Stable rate environment n/m $ (34) n/m $ (8) (1) Net financing revenue impacts reflect a rolling 12-month view. See page 35 for additional details. (2) Gradual changes in interest rates are recognized over 12 months. (3) The -100bps shock has been replaced with a -25bps shock, given low interest rate environment. Model assumes OSA rate near current pricing levels in down shock scenarios. 26

1Q 2021 Preliminary Results Supplemental Deferred Tax Asset Deferred Tax Asset / (Liability) 1Q 21 4Q 20 Gross DTA/(DTL) Valuation Net DTA/(DTL) Net DTA/(DTL) ($ millions) Balance Allowance Balance Balance Net Operating Loss (Federal) $ 7 $ - $ 7 $ 7 Tax Credit Carryforwards 978 (724) 254 1,052 State/Local Tax Carryforwards 196 (103) 93 62 Other Deferred Tax Liabilities, net (105) - (105) (1,119) Net Deferred Tax Asset / (Liability) $ 1,076 $ (827) $ 249 $ 2 (1) GAAP does not prescribe a method for calculating individual elements of deferred taxes for interim periods; therefore, these balances are estimates. Note: ‘Other Deferred Tax Liabilities, net’ balances declined QoQ primarily driven by a change in tax depreciation election that accelerated taxable income, utilized tax credit carryforwards, and increased DTA balance overall. Deferred Tax Asset / (Liability) Utilization ($ millions) Net GAAP DTA / (DTL) Balance Disallowed DTA $249 $215 $137 $77 $36 $25 $20 $20 $18 $17 $2 -$9 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 Note: 4Q19 to 1Q20 DTA build was significantly impacted by CECL adoption on 1-1-2020. 1Q21 increase in DTA driven by change in tax depreciation election. 27

1Q 2021 Preliminary Results Supplemental Notes on Non-GAAP Financial Measures The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Stat ements, but which are supplemental to, and not a substitute for, GAAP measures: Adjusted Earnings per Share (Adjusted EPS), Core pre -tax income, Core net income attributable to common shareholders, Core return on tangible common equity (Core ROTCE), Adjusted efficiency ratio, Adjusted total net revenue, Adjusted other revenue, Adjusted noninterest expense, Core original issue discount (Core OID) amortization expense and Core outstanding orig inal issue discount balance (Core OID balance), Net financing revenue (excluding Core OID), and Adjusted tangible book value per share (Adjusted TBVPS). These measures are used by management and we believe are useful to investors in assessing the company’s operating performance and capital. For calculation methodology, refer to the Reconciliation to GAAP later in this document. 1) Core pre-tax income is a non-GAAP financial measure that adjusts pre-tax income from continuing operations by excluding (1) Core OID, and (2) equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current peri od net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity (change in fair value of equity securities impacts the Insurance and Corporate Finance segments), and (3) Repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods or businesses. Management believes core pre-tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See page 33 for calculation methodology and details. 2) Core net income attributable to common shareholders is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. Core net income attributable to common shareholders adjusts GAAP net income attributable to common shareholders for discontinued operations net of tax, tax-effected Core OID expense, tax-effected repositioning and other primarily related to the extinguishment of high-cost legacy debt and strategic activities and significant other, preferred stock capital actions, significant discrete tax items and tax-effected changes in equity investments measured at fair value, as applicable for respective periods. See page 29 calculation methodology and details. 3) Tangible Common Equity is a non-GAAP financial measure that is defined as common stockholders’ equity less goodwill and identifiable intangible assets, net of deferred tax liabilities. Ally considers various measures when evaluating capital adequacy, including tangible common equity. Ally believes that tangible common equity is important because we believe readers may assess our capital adequacy using this measure. Additionally, presentation of this measure allows readers to compare certain aspects of our capital adequacy on the same basis to other companies in the industry. For purposes of calculating Core return on tangible common equity (Core ROTCE), tangible common equity is further adjusted for Core OID balance and net deferred tax asset. See page 30 for more details. 4) Core original issue discount (Core OID) amortization expense is a non-GAAP financial measure for OID and is believed by management to help the reader better understand the activity removed from: Core pre-tax income (loss), Core net income (loss) attributable to common shareholders, Adjusted EPS, Core ROTCE, Adjusted efficiency ratio, Adjusted total net revenue, and Net financing revenue (excluding Core OID). Core OID is primarily related to bond exchange OID which excludes international operations and future issuances. Core OID for all periods shown is applied to the pre-tax income of the Corporate and Other segment. See page 34 calculation methodology and details. 5) Core outstanding original issue discount balance (Core OID balance) is a non-GAAP financial measure for outstanding OID and is believed by management to help the reader better understand the balance removed from Core ROTCE and Adjusted TBVPS. Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. See page 34 for calculation methodology and details 6) Accelerated issuance expense (Accelerated OID) is the recognition of issuance expenses related to calls of redeemable debt. 7) Estimated Retail Auto Originated Yield is a forward-looking non-GAAP financial measure determined by calculating the estimated average annualized yield for loans originated during the period. At this time there currently is no comparable GAAP financial measure for Estimated Retail Auto Originated Yield and therefore this forecasted estimate of yield at the time of origination cannot be quantitatively reconciled to comparable GAAP informati on. 28

1Q 2021 Preliminary Results Supplemental GAAP to Core Results: Adjusted EPS - Quarterly Adjusted Earnings per Share ( Adjusted EPS ) QUARTERLY TREND 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 2Q 19 1Q 19 4Q 18 3Q 18 2Q 18 1Q 18 Numerator ($ millions) GAAP net income attributable to common shareholders $ 796 $ 687 $ 476 $ 241 $ (319) $ 378 $ 381 $ 582 $ 374 $ 290 $ 374 $ 349 $ 250 Discontinued operations, net of tax - - - 1 - 3 - 2 1 (1) - (1) 2 Core OID 10 9 9 9 8 8 7 7 7 23 22 21 20 Repositioning items - - - 50 - - - - - - - - - Change in fair value of equity securities (17) (111) (13) (90) 185 (29) 11 (2) (70) 95 (6) (8) 40 Tax on Core OID, repositioning items, & change in fair value of equity securities 1 21 1 17 (41) 4 (4) (1) 13 (25) (3) (3) (13) (assumes 21% tax rate starting in 1Q18, 35% prior) Significant discrete tax items - - - - - - - (201) - - - - - Core net income attributable to common shareholders [a] $ 790 $ 606 $ 473 $ 228 $ (166) $ 364 $ 396 $ 387 $ 325 $ 382 $ 386 $ 358 $ 300 Denominator Weighted-average common shares outstanding - (Diluted, thousands) [b] 377,529 378,424 377,011 375,762 375,723 383,391 392,604 399,916 405,959 414,750 424,784 432,554 438,931 0 Metric GAAP EPS $ 2.11 $ 1.82 $ 1.26 $ 0.64 $ (0.85) $ 0.99 $ 0.97 $ 1.46 $ 0.92 $ 0.70 $ 0.88 $ 0.81 $ 0.57 Discontinued operations, net of tax - - - 0.00 - 0 .01 - 0.01 0 .00 (0.00) - (0.00) 0.00 Core OID 0.03 0.02 0.02 0.02 0 .02 0.02 0 .02 0.02 0.02 0 .06 0.05 0.05 0 .05 Repositioning items - - - 0 .13 - - - - - - - - - Change in fair value of equity securities (0.04) (0.29) (0.04) (0.24) 0.49 (0.08) 0.03 (0.01) (0.17) 0 .23 (0.01) (0.02) 0 .09 Tax on Core OID, repositioning items, & change in fair value of equity securities 0.00 0.06 0 .00 0 .05 (0.11) 0 .01 (0.01) (0.00) 0 .03 (0.06) (0.01) (0.01) (0.03) (assumes 21% tax rate starting in 1Q18, 35% prior) Significant discrete tax items - - - - - - - (0.50) - - - - - Adjusted EPS [a] / [b] $ 2.09 $ 1.60 $ 1.25 $ 0.61 $ (0.44) $ 0.95 $ 1.01 $ 0.97 $ 0.80 $ 0.92 $ 0.91 $ 0.83 $ 0.68 Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash Core OID, (3) adjusts for tax-effected repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, (4) excludes equity fair value adjustments (net of tax) related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity, (5) excludes significant di screte tax items that do not relate to the operating performance of the core businesses, and adjusts for preferred stock capital actions (e.g., Series A and Series G) that have been taken by the company to normalize its capital structure, as applicable for respective periods. 29

1Q 2021 Preliminary Results Supplemental GAAP to Core Results: Adjusted TBVPS - Quarterly Adjusted Tangible Book Value per Share ( Adjusted TBVPS ) QUARTERLY TREND 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 2Q 19 1Q 19 4Q 18 3Q 18 2Q 18 1Q 18 Numerator ($ billions) GAAP common shareholder's equity $ 14.6 $ 14.7 $ 14.1 $ 13.8 $ 13.5 $ 14.4 $ 14.5 $ 14.3 $ 13.7 $ 13.3 $ 13.1 $ 13.1 $ 13.1 Goodwill and identifiable intangibles, net of DTLs (0.4) (0.4) (0.4) (0.4) (0.4) (0.5) (0.3) (0.3) (0.3) (0.3) (0.3) (0.3) (0.3) Tangible common equity 14.2 14.3 1 3.7 13.4 13.1 14.0 14.2 1 4.0 1 3.4 13.0 12.8 1 2.8 12.8 Tax-effected Core OID balance (assumes 21% tax rate starting in 4Q17, 35% prior) (0.8) (0.8) (0.8) (0.8) (0.8) (0.8) (0.8) (0.9) (0.9) (0.9) (0.9) (0.9) (0.9) Adjusted tangible book value [a] $ 13.4 $ 13.5 $ 12.9 $ 12.6 $ 12.2 $ 13.1 $ 13.3 $ 13.2 $ 12.6 $ 12.1 $ 11.9 $ 12.0 $ 11.9 Denominator Issued shares outstanding (period-end, thousands) [b] 371,805 374,674 373,857 373,837 373,155 374,332 383,523 392,775 399,761 404,900 416,591 425,752 432,691 Metric GAAP common shareholder's equity per share $ 39.3 $ 39.2 $ 37.8 $ 37.0 $ 36.2 $ 38.5 $ 37.7 $ 36.4 $ 34.3 $ 32.8 $ 31.4 $ 30.9 $ 30.2 Goodwill and identifiable intangibles, net of DTLs per share (1.0) (1.0) (1.0) (1.0) (1.2) (1.2) (0.7) (0.7) (0.7) (0.7) (0.7) (0.7) (0.7) Tangible common equity per share 38.3 38.2 3 6.7 3 5.9 3 5.0 37.3 37.0 35.7 33.6 3 2.1 30.7 30.2 2 9.6 Tax-effected Core OID balance (assumes 21% tax rate starting in 4Q17, 35% prior) per share (2.2) (2.2) (2.2) (2.2) (2.2) (2.2) (2.2) (2.2) (2.1) (2.1) (2.1) (2.1) (2.1) Adjusted tangible book value per share [a] / [b] $ 36.2 $ 36.1 $ 34.6 $ 33.7 $ 32.8 $ 35.1 $ 34.7 $ 33.6 $ 31.4 $ 29.9 $ 28.6 $ 28.1 $ 27.4 Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder’s equity per share. Adjusted TBVPS generally adjusts common equity for: (1) goodwill and identifiable intangibles, net of DTLs, (2) tax-effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered, and (3) Series G discount which reduces tangible common equity as the company has normalized its capital structure, as applicable for respective periods. Note: In December 2017, tax-effected Core OID balance was adjusted from a statutory U.S. Federal tax rate of 35% to 21% (“rate”) as a result of changes to U.S. tax law. The adjustment conservatively increased the tax-effected Core OID balance and consequently reduced Adjusted TBVPS as any acceleration of the non-cash charge in future periods would flow through the financial statements at a 21% rate versus a previously modeled 35% rate. Calculated Impact to Adjusted TBVPS from CECL Day-1 1Q 20 Numerator ($ billions) Adjusted tangible book value $ 12.2 CECL Day-1 impact to retained earnings, net of tax 1.0 Adjusted tangible book value less CECL Day-1 impact [a] $ 13.3 Denominator Issued shares outstanding (period-end, thousands) [b] 373,155 Metric Adjusted TBVPS $ 32.8 CECL Day-1 impact to retained earnings, net of tax per share 2.7 Adjusted tangible book value, less CECL Day-1 impact per share [a] / [b] $ 35.5 Ally adopted CECL on January 1, 2020. Upon implementation of CECL Ally recognized a reduction to our opening retained earnings balance of approximately $1.0 billion, net of income tax, which reflects a pre-tax increase to the allowance for loan losses of approximately $1.3 billion. This increase is almost exclusively driven by our consumer automotive loan portfolio. 30

Supplemental
1Q 2021 Preliminary Results

GAAP to Core Results: Core ROTCE - Quarterly

Core Return on Tangible Common Equity ("Core ROTCE")		QUARTERLY TREND				
		1Q 21	4Q 20	3Q 20	2Q 20	1Q 20
Numerator ($ millions)						
GAAP net income (loss) attributable to common shareholders		$ 796	$ 687	$ 476	$ 241	$ (319)
Discontinued operations, net of tax		-	-	-	1	-
Core OID		10	9	9	9	8
Repositioning Items		-	-	-	50	-
Change in fair value of equity securities		(17)	(111)	(13)	(90)	185
Tax on Core OID & change in fair value of equity securities *(assumes 21% tax rate)*		1	21	1	17	(41)
Core net income (loss) attributable to common shareholders	[a]	$ 790	$ 606	$ 473	$ 228	$ (166)
Denominator (Average, $ billions)						
GAAP shareholder's equity		$ 14.7	$ 14.4	$ 14.0	$ 13.7	$ 14.0
Goodwill & identifiable intangibles, net of deferred tax liabilities ("DTLs")		(0.4)	(0.4)	(0.4)	(0.4)	(0.4)
Tangible common equity		$ 14.3	$ 14.0	$ 13.6	$ 13.3	$ 13.5
Core OID balance		(1.0)	(1.0)	(1.0)	(1.1)	(1.1)
Net deferred tax asset ("DTA")		(0.1)	(0.1)	(0.1)	(0.2)	(0.1)
Normalized common equity	[b]	$ 13.1	$ 12.9	$ 12.4	$ 12.0	$ 12.3
Core Return on Tangible Common Equity	[a] / [b]	24.1%	18.7%	15.2%	7.6%	-5.4%

Core return on tangible common equity (Core ROTCE) *is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and net DTA. Ally's Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for significant discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share.*

(1) In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, tax-effected repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, fair value adjustments (net of tax) related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity, significant discrete tax items, and preferred stock capital actions, as applicable for respective periods.

(2) In the denominator, GAAP shareholder's equity is adjusted for goodwill and identifiable intangibles net of DTL, Core OID balance, and net DTA.

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Supplemental

1Q 2021 Preliminary Results

GAAP to Core Results: Adjusted Efficiency Ratio - Quarterly

Adjusted Efficiency Ratio		QUARTERLY TREND				
		1Q 21	4Q 20	3Q 20	2Q 20	1Q 20
Numerator ($ millions)						
GAAP noninterest expense		$ 943	$ 1,023	$ 905	$ 985	$ 920
Rep and warrant expense		-	(0)	-	-	-
Insurance expense		(253)	(246)	(268)	(322)	(256)
Repositioning items		-	-	-	(50)	-
Adjusted noninterest expense for efficiency ratio	[a]	$ 690	$ 777	$ 637	$ 613	$ 664
Denominator ($ millions)						
Total net revenue		$ 1,937	$ 1,981	$ 1,684	$ 1,609	$ 1,412
Core OID		10	9	9	9	8
Insurance revenue		(394)	(429)	(346)	(450)	(151)
Adjusted net revenue for the efficiency ratio	[b]	$ 1,553	$ 1,561	$ 1,347	$ 1,168	$ 1,269
Adjusted Efficiency Ratio	[a] / [b]	44.4%	49.8%	47.3%	52.5%	52.3%

Adjusted efficiency ratio *is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers.*

(1) In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Rep and warrant expense, Insurance segment expense, and repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods.

(2) In the denominator, total net revenue is adjusted for Core OID and Insurance segment revenue. See page 17 for the combined ratio for the Insurance segment which management uses as a primary measure of underwriting profitability for the Insurance segment.

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Supplemental

1Q 2021 Preliminary Results

Non-GAAP Reconciliation – Core Income

($ millions)	1Q 21				4Q 20				1Q 20			
	GAAP	Core OID	Change in fair value of equity securities	Non-GAAP [(1)]	GAAP	Core OID	Change in fair value of equity securities	Non-GAAP [(1)]	GAAP	Core OID	Change in fair value of equity securities	Non-GAAP [(1)]
Consolidated Ally												
Net financing revenue	$ 1,372	$ 10	$ -	1,382	$ 1,303	$ 9	$ -	$ 1,312	$ 1,146	$ 8	$ -	$ 1,154
Total other revenue	565	-	(17)	548	678	-	(111)	567	266	-	185	451
Provision for credit losses	(13)	-	-	(13)	102	-	-	102	903	-	-	903
Noninterest expense	943	-	-	943	1,023	-	-	1,023	920	-	-	920
Pre-tax income (loss)	$ 1,007	$ 10	$ (17)	$ 1,000	$ 856	$ 9	$ (111)	$ 754	$ (411)	$ 8	$ 185	$ (217)
Corporate / Other												
Net financing revenue	$ 57	$ 10	$ -	$ 67	$ 43	$ 9	$ -	$ 52	$ (14)	$ 8	$ -	$ (6)
Total other revenue	58	-	-	58	147	-	-	147	59	-	-	59
Provision for credit losses	-	-	-	-	4	-	-	4	22	-	-	22
Noninterest expense	128	-	-	128	147	-	-	147	100	-	-	100
Pre-tax income (loss)	$ (13)	$ 10	$ -	$ (3)	$ 39	$ 9	$ -	$ 48	$ (77)	$ 8	$ -	$ (69)
Insurance												
Premiums, service revenue earned and other	$ 281	$ -	$ -	$ 281	$ 290	$ -	$ -	$ 290	$ 279	$ -	$ -	$ 279
Losses and loss adjustment expenses	63	-	-	63	62	-	-	62	74	-	-	74
Acquisition and underwriting expenses	190	-	-	190	184	-	-	184	182	-	-	182
Investment income and other	113	-	(11)	102	139	-	(111)	28	(128)	-	182	54
Pre-tax income (loss)	$ 141	$ -	$ (11)	$ 130	$ 183	$ -	$ (111)	$ 72	$ (105)	$ -	$ 182	$ 77
Corporate Finance												
Net financing revenue	$ 71	$ -	$ -	$ 71	$ 79	$ -	$ -	$ 79	$ 68	$ -	$ -	$ 68
Total other revenue	26	-	(5)	21	17	-	(1)	16	13	-	4	17
Provision for credit losses	13	-	-	13	9	-	-	9	114	-	-	114
Noninterest expense	31	-	-	31	23	-	-	23	35	-	-	35
Pre-tax income (loss)	$ 53	$ -	$ (5)	$ 48	$ 64	$ -	$ (1)	$ 63	$ (68)	$ -	$ 4	$ (64)

(1) Non-GAAP line items walk to Core pre-tax income, a non-GAAP financial measure that adjusts pre-tax income. See page 28 for definitions.

Note: Equity fair value adjustments related to ASU 2016-01 requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity.

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1Q 2021 Preliminary Results Supplemental Non-GAAP Reconciliations Net Financing Revenue (ex. Core OID) QUARTERLY TREND ($ millions) 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 2Q 19 1Q 19 4Q 18 3Q 18 2Q 18 1Q 18 GAAP Net Financing Revenue $ 1 ,372 $ 1 ,303 $ 1 ,200 $ 1,054 $ 1,146 $ 1,156 $ 1 ,188 $ 1 ,157 $ 1,132 $ 1,140 $ 1,107 $ 1 ,094 $ 1 ,049 Core OID 10 9 9 9 8 8 7 7 7 23 22 21 20 Net Financing Revenue (ex. Core OID) [a] $ 1,382 $ 1,312 $ 1 ,209 $ 1 ,063 $ 1 ,154 $ 1,164 $ 1 ,195 $ 1 ,164 $ 1 ,139 $ 1 ,163 $ 1,129 $ 1 ,115 $ 1,069 Adjusted Other Revenue QUARTERLY TREND ($ millions) 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 2Q 19 1Q 19 4Q 18 3Q 18 2Q 18 1Q 18 GAAP Other Revenue $ 565 $ 678 $ 484 $ 555 $ 266 $ 487 $ 413 $ 395 $ 466 $ 298 $ 398 $ 364 $ 354 Change in fair value of equity securities (17) (111) (13) (90) 185 (29) 11 (2) (70) 95 (6) (8) 40 Adjusted Other Revenue [b] $ 548 $ 567 $ 471 $ 465 $ 451 $ 458 $ 424 $ 393 $ 396 $ 393 $ 392 $ 356 $ 394 Adjusted Total Net Revenue ($ millions) Adjusted Total Net Revenue [a]+[b] $ 1,930 $ 1,879 $ 1 ,680 $ 1 ,528 $ 1,606 $ 1 ,622 $ 1,620 $ 1 ,557 $ 1,535 $ 1,556 $ 1 ,521 $ 1 ,471 $ 1 ,463 Adjusted NIE (ex. Repositioning) QUARTERLY TREND ($ millions) 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 2Q 19 1Q 19 4Q 18 3Q 18 2Q 18 1Q 18 GAAP Noninterest Expense $ 943 $ 1,023 $ 905 $ 985 $ 920 $ 880 $ 838 $ 881 $ 830 $ 804 $ 807 $ 839 $ 814 Repositioning - - - (50) - - - - - - - - - Adjusted NIE (ex. Repositioning) [c] $ 943 $ 1 ,023 $ 905 $ 935 $ 920 $ 880 $ 838 $ 881 $ 830 $ 804 $ 807 $ 839 $ 814 Original issue discount amortization expense QUARTERLY TREND ($ millions) 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 2Q 19 1Q 19 4Q 18 3Q 18 2Q 18 1Q 18 Core original issue discount (Core OID) amortization expense $ 10 $ 9 $ 9 $ 9 $ 8 $ 8 $ 7 $ 7 $ 7 $ 23 $ 22 $ 21 $ 20 Other OID 3 3 3 4 3 3 3 3 3 2 4 4 4 GAAP original issue discount amortization expense $ 12 $ 13 $ 12 $ 12 $ 11 $ 11 $ 11 $ 10 $ 10 $ 26 $ 25 $ 25 $ 24 Outstanding original issue discount balance QUARTERLY TREND ($ millions) 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 2Q 19 1Q 19 4Q 18 3Q 18 2Q 18 1Q 18 Core outstanding original issue discount balance (Core OID balance) $ (1,018) $ (1,027) $ (1,037) $ (1,046) $ (1,055) $ (1,063) $ (1,071) $ (1,078) $ (1,085) $ (1,092) $ (1,115) $ (1,137) $ (1,158) Other outstanding OID balance (34) (37) (48) (46) (34) (37) (40) (44) (39) (43) (46) (49) (53) GAAP outstanding original issue discount balance $ (1,052) $ (1,064) $ (1,084) $ (1,092) $ (1,089) $ (1,100) $ (1,111) $ (1,122) $ (1,125) $ (1,135) $ (1,161) $ (1,187) $ (1,211) Note: Equity fair value adjustments related to ASU 2016-01 requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. ‘Repositioning’ is primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items. See page 28 for definitions. 34

1Q 2021 Preliminary Results Supplemental Notes on Other Financial Measures 1) Interest rate risk modeling – We prepare our forward-looking baseline forecasts of net financing revenue taking into consideration anticipated future business growth, asset/liability positioning, and interest rates based on the implied forward curve. The analysis is highly dependent upon a variety of assumptions including the repricing characteristics of retail deposits with both contractual and non-contractual maturities. We continually monitor industry and competitive repricing activity along with other market factors when contemplating deposit pricing actions. Please see our SEC filings for more details. 2) Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding finance receivables and loans excluding loans measured at fair value and loans held-for-sale. 3) U.S. consumer auto originations ▪ New Retail – standard and subvented rate new vehicle loans ▪ Lease – new vehicle lease originations ▪ Used – used vehicle loans ▪ Growth – total originations from non-GM/Stellantis dealers and direct-to-consumer loans. Note: Stellantis N.V. (“Stellantis”) announced January 17, 2021, following completion of the merger of Peugeot S.A. (“Groupe PSA”) and Fiat Chrysler Automobiles N.V. (“FCA”) on January 16, 2021, the combined company was renamed Stellantis. ▪ Nonprime – originations with a FICO® score of less than 620 4) Customer retention rate is the annualized 3-month rolling average of 1 minus the monthly attrition rate; excludes escheatment. 5) Estimated impact of CECL on regulatory capital per final rule issued by U.S. banking agencies - In December 2018, the FRB and other U.S. banking agencies approved a final rule to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, the option to phase in the day-one impact of CECL over a three-year period. In March 2020, the FRB and other U.S. banking agencies issued an interim final rule that became effective on March 31, 2020 and provided an alternative option for banks to temporarily delay the impacts of CECL, relative to the incurred loss methodology for estimating the allowance for loan losses, on regulatory capital. A final rule that was largely unchanged from the March 2020 interim final rule was is sued by the FRB and other U.S. banking agencies in August 2020, and became effective in September 2020. For regulatory capital purposes, these rules permitted us to delay recognizing the estimated impact of CECL on regulatory capital until after a two-year deferral period, which for us extends through December 31, 2021. Beginning on January 1, 2022, we will be required to phase in 25% of the previously deferred estimated capital impact of CECL, with an additional 25% to be phased in at the beginning of each subsequent year until fully phased in by the first quarter of 2025. Under these rules, firms that adopt CECL and elect the fi ve-year transition will calculate the estimated impact of CECL on regulatory capital as the day-one impact of adoption plus 25% of the subsequent change in allowance during the two-year deferral period, which according to the final rule approximates the impact of CECL relative to an incurred loss model. We adopted this transition option during the first quarter of 2020, and plan to phase in the regulatory capital impacts of CECL based on this five-year transition period. 6) Change in fair value of equity securities impacts the Insurance and Corporate Finance segments. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to per iods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. 35

1Q 2021 Preliminary Results Supplemental Additional Notes Page – 7 | Ally Auto & Insurance: Leading, Adaptable Partner (1) ‘Prime Auto Lender’ - Source: PIN Navigator Data & Analytics, a business division of J.D. Power. The credit scores provided within these reports have been provided by FICO® Risk Score, Auto 08 FICO® is a registered trademark of Fair Isaac Corporation in the United States and other countries. (2) ‘Bank Floorplan Lender’ - Source: Company filings, including WFC and HBAN. (3) ‘Retail Auto Loan Outstandings’ - Source: Big Wheels Auto Finance Data 2019. (note, 2020 report not available as of 4/16/2021). (4) ‘Top-3 Used Auto Lender’ - Source: Experian AutoCount. (5) ‘Auto Loan & Lease Outstanding Balances’ – Source: Federal Reserve Bank of New York, 2020 Q4 Quarterly Report on Household Debt and Credit . (6) ‘Annual Loan & Lease Origination Volume’ – Source: https://www.consumerfinance.gov/data-research/consumer-credit-trends/auto-loans/origination-activity/ (Dec. ’19) (7) ‘Auto Debt portion of Total Consumer Debt’ – Source: Federal Reserve Bank of New York, 2020 Q4 Quarterly Report on Household Deb t and Credit . (8) ‘Auto Payment Priority within Consumer Payment Waterfall’ – Source: Experian Consumer payment hierarchy by trade type: Time series analysis based on a sample of the US population. (Jan. ’21) Page – 8 | Ally Bank: Leading, Growing, All-Digital Disruptor (1) Source: FDIC, FFIEC Call Reports and Company filings of branchless banks including Marcus, Discover, American Express, Synchrony. Page – 15 | Auto Finance (1) Noninterest expense includes corporate allocations of $211 million in 1Q 2021, $209 million in 4Q 2020, and $209 million in 1Q 2020. Page – 17 | Insurance (2) Acquisition and underwriting expenses includes corporate allocations of $17 million in 1Q 2021, $15 million in 4Q 2020, and $17 million in 1Q 2020. (3) Change in fair value of equity securities impacts the Insurance segment. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. Page – 18 | Corporate Finance (2) Noninterest expense includes corporate allocations of $9 million in 1Q 2021, $8 million in 4Q 2020, and $10 million in 1Q 2020. (3) Change in fair value of equity securities impacts the Corporate Finance segment. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. Page – 19 | Mortgage Finance (1) Noninterest expense includes corporate allocations of $20 million in 1Q 2021, $22 million in 4Q 2020, and $20 million in 1Q 2020. (2) 1st lien only. Updated home values derived using a combination of appraisals, Broker price opinion (BPOs), Automated Valuation Models (AVMs) and Metropolitan Statistical Area (MSA) level house price indices. Page – 25 | Corporate and Other (2) HFI legacy mortgage portfolio and HFI Ally Lending portfolio. (3) Intercompany loan related to activity between Insurance and Corporate for liquidity purposes from the wind down of the Demand Notes program. (4) Includes loans held-for-sale. 36